Exhibit 10.8

New York, New York

As of July 17, 2013

GUARANTY OF RECOURSE OBLIGATIONS OF BORROWER

FOR VALUE RECEIVED, and to induce BARCLAYS BANK PLC, a public company registered in England and Wales, having its principal place of business at 745 Seventh Avenue, New York, New York 10019 (together with its successors and assigns, “Lender”), to lend to SPIRIT SPE LOAN PORTFOLIO 2013-3, LLC, a Delaware limited liability company, having its principal place of business at 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260 (“Borrower”), the principal sum of ONE HUNDRED TWO MILLION ONE HUNDRED THIRTY-FOUR THOUSAND NINETY AND 65/100 DOLLARS ($102,134,090.65) (the “Loan”), advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by the Note and the other Loan Documents, the undersigned, SPIRIT REALTY, L.P., a Delaware limited partnership, having its principal place of business at 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260 (hereinafter referred to as “Guarantor”) hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of the Guaranteed Recourse Obligations of Borrower (hereinafter defined). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

The term “Debt” as used in this Guaranty of Recourse Obligations of Borrower (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Guaranty”) shall mean the principal sum evidenced by the Note and secured by the Security Instrument, or so much thereof as may be outstanding from time to time, together with interest thereon at the rate of interest specified in the Note and all other sums other than principal or interest which may or shall become due and payable pursuant to the provisions of the Note, the Loan Agreement, or the other Loan Documents.

The term “Guaranteed Recourse Obligations of Borrower” as used in this Guaranty shall mean (a) all payment obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Section 9.4 of the Loan Agreement; provided, however, Guarantor shall not have any liability under this Guaranty pursuant to this clause (a) for any acts or omissions (not caused, directly or indirectly, by Guarantor or any Affiliate thereof) (A) specifically and directly taken by (x) a receiver appointed by Lender or any lender under any Mezzanine Loan (as defined in the Loan Agreement), or (y) any lender under any Mezzanine Loan in the exercise of voting or control rights by such lender under such Mezzanine Loan, or (B) occurring on and after (x) with respect to any Individual Property, the date of any transfer of title to such Individual Property as a result of a foreclosure sale of such Individual Property, deed of trust sale of such Individual Property or any transfer of such Individual Property in lieu of foreclosure by Lender, or (y) the date of the transfer of title of the equity interests pledged pursuant to any Mezzanine Loan pursuant to any UCC public auction and/or private sale or any assignment in lieu of foreclosure undertaken by the holder of a Mezzanine Loan; and (b) Borrower’s obligation to pay any wind/named storm and earthquake insurance deductible in an amount equal to the positive difference between (i) 5% of the total insured value of any Property for which such insurance claim is made and (ii) $250,000.

Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt. Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code and the regulations adopted and promulgated pursuant thereto, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one Person, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights to such contribution, and (c) if any Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any Guarantor or for any contribution by the other Guarantors for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered, shall be held in trust for Lender as security for the Debt.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all reasonable expenses (including reasonable counsel fees and disbursements) incurred by Lender in connection with the collection of the Guaranteed Recourse Obligations of Borrower or any portion thereof or with the enforcement of this Guaranty.

All moneys available to Lender for application in payment or reduction of the Debt shall be applied in accordance with the Loan Agreement, or to the extent no restriction with respect thereto applies, by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of such portion of the Debt as Lender may elect.

Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand, whereby to charge Guarantor therefor.

Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to either the Note, the Loan Agreement, or the other Loan Documents, against any Person obligated thereunder or the Property covered under the Loan Agreement, or (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release of the Property covered under the Loan Agreement or other collateral for the Loan, or (d) by reason of Lender’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, or (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Loan Agreement or the other Loan Documents, or the death of any Guarantor, or (f) by reason of any payment made on the Debt or any other indebtedness arising under the Note, the Loan Agreement, or the other Loan Documents, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, the Loan Agreement, or the other Loan Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, or the other Loan Documents, that Lender shall not be under a duty to protect, secure or insure the Property covered under the Loan Agreement, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

Guarantor hereby represents and warrants that Guarantor is not a Plan and none of the assets of Guarantor constitute or will constitute “Plan Assets” of one or more Plans. If Guarantor is not a natural person, Guarantor further represents and warrants that (a) Guarantor is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Guaranty.

Guarantor hereby covenants and agrees with Lender that:

(a) During the term of the Loan or of any obligation or right hereunder, Guarantor shall not be a Plan and none of the assets of Guarantor shall constitute Plan Assets.

(b) Guarantor further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion and represents and covenants that (A) Guarantor is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Guarantor is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i) Equity interests in Guarantor are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Guarantor are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii) Guarantor qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

Guarantor further represents and warrants to Lender as follows:

(a) Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter and perform this Guaranty and all other agreements and instruments to be executed and delivered by Guarantor. This Guaranty has been duly executed and delivered by Guarantor.

(b) This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c) The execution, delivery and performance by Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor’s articles of organization, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. Guarantor is not in default under the Environmental Indemnity which it has provided to Lender.

(d) There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

(e) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor’s obligations under this Guaranty will be obtained when required.

(f) All financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

(g) Guarantor is the owner, directly or indirectly, of certain legal and beneficial equity interests in Borrower.

As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees that Guarantor shall deliver to Lender (a) within ninety (90) days after the end of each Fiscal Year, (i) a complete copy of Guarantor’s annual financial statements (Y) audited by an Approved Accountant or (Z) provided the conditions in the immediately succeeding paragraph are met, unaudited and prepared by Guarantor and certified by the chief financial officer of Guarantor or the chief financial officer of the REIT, and (ii) a certificate of Guarantor setting forth the Net Worth (as defined below) and Liquid Assets (as defined below) of Guarantor in form, content, level of detail and scope satisfactory to Lender, (b) within forty-five (45) days after the end of each calendar quarter, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by the chief financial officer of Guarantor or the chief financial officer of the REIT and in form, content, level of detail and scope reasonably satisfactory to Lender, and (c) ten (10) Business Days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request.

Guarantor shall deliver the consolidated annual financial statements of the REIT audited by an Approved Accountant in accordance with GAAP (or such other method of accounting reasonably acceptable to Lender) for so long as (i) the REIT is a public company and continues to file public financial statements and (ii) the REIT Controls the Guarantor. In the event the Guarantor delivers such audited annual financial statements of the REIT and the conditions in the immediately preceding sentence are met, then not withstanding anything in immediately preceding paragraph to the contrary, Guarantor shall not have to deliver any audited annual financial statements of Guarantor and Guarantor shall not be in breach of the immediately preceding paragraph provided that (i) such audited annual financial statements of the REIT shall contain a note indicating that Guarantor’s separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity, and (B) such assets shall also be listed on Guarantor’s own separate balance sheet.

As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees with Lender as follows:

(a) Until the Debt been paid in full, Guarantor (including its consolidated subsidiaries with respect to Liquid Assets) (i) shall maintain (A) a Net Worth in excess of $150,000,000.00 (the “Net Worth Threshold”) and (B) Liquid Assets having a market value of at least $25,000,000.00 (the “Liquid Assets Threshold”) and (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, which would cause Guarantor’s Net Worth to fall below the Net Worth Threshold or Guarantor’s Liquid Assets to fall below the Liquid Assets Threshold.

(b) Guarantor shall not, at any time while an Event of Default has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor below the Net Worth Threshold (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or interest in Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein which would reduce the Net Worth Threshold of Guarantor below the Net Worth Threshold.

(c) As used herein, (I) “GAAP” shall mean generally accepted accounting principles, consistently applied, (II) “Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market, and (III) “Net Worth” shall mean, as of a given date, (x) the total assets (exclusive of any interest in the Property) of Guarantor as of such date less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees (a) that in any action or proceeding brought by Lender against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, (b) that the Supreme Court of the State of New York for the County of New York, or, in a case involving diversity of citizenship, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction of any such action or proceeding, and (c) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to Guarantor at Guarantor’s address set forth above, Guarantor waiving personal service thereof. Nothing in this Guaranty will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

This is a guaranty of payment and not of collection and upon any default of Borrower under the Note, the Loan Agreement, or the other Loan Documents, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against the Property or other collateral for the Loan. Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.

Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned and shall be deemed to include their heirs, executors, administrators, legal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

If any party hereto shall be a partnership, the agreements and obligations on the part of Guarantor herein contained shall remain in force and application notwithstanding any changes in the individuals composing the partnership and the term “Guarantor” shall include any altered or successive partnerships but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder.

All notices required or permitted hereunder shall be given and shall become effective as provided in Section 10.6 of the Loan Agreement.

All notices to Guarantor shall be addressed as follows:

Spirit Realty, L.P.

16767 N. Perimeter Drive, Suite 210

Scottsdale, Arizona 85260

Attention: Chief Financial Officer

Facsimile No.: 480-256-1100

With a copy to:

Spirit Realty, L.P.

16767 N. Perimeter Drive, Suite 210

Scottsdale, Arizona 85260

Attention: Portfolio Services

Facsimile No.: 480-256-1100

All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

Lender may sell, transfer and deliver the Note and assign the Loan Agreement, the Security Instrument, this Guaranty and the other Loan Documents to one or more Investors in the secondary mortgage market subject to the terms of the Loan Agreement. In connection with such sale, Lender may retain or assign responsibility for servicing the Loan, including the Note, the Loan Agreement, the Security Instruments, this Guaranty and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable. To the extent Lender splits the Loan into multiple loans or mezzanine loans in accordance with the terms of the Loan Agreement, Guarantor agrees to execute a guaranty in substantially the form of this Guaranty for the benefit of the holders of any such loans.

This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

This Guaranty shall be governed, construed and interpreted as to validity, enforcement and in all other respects, in accordance with the laws of the State of New York.

With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Oklahoma: In addition to all other provisions contained herein, Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of Lender’s election to foreclose any lien created by the Loan Documents, in which case Lender is authorized to purchase for the respective accounts of the Lender all or any part of the collateral covered by such lien at public or private sale and to credit the actual amount recovered first against that portion of the obligations for which the Guarantor is not liable with any balance remaining to be applied in reduction of the liability of the Guarantor hereunder. Guarantor hereby waives any and all claims for set-off of the collateral’s fair market value under 12 O.S. Section 686.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above set forth.

SPIRIT REALTY, L.P., a Delaware limited partnership

By:	Spirit General OP Holdings, LLC, as sole general partner

By:
Name:
Title: